Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

COGNIZANT REPORTS FIRST QUARTER 2019 RESULTS

First quarter 2019 revenue of $4.11 billion, up 5.1% (6.8% in constant currency) over 2018
Declares quarterly cash dividend of $0.20 per share

TEANECK, N.J., May 2, 2019- Cognizant Technology Solutions Corporation (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its first quarter 2019 financial results.

Highlights - First Quarter 2019

•	Quarterly revenue rose to $4.11 billion, up 5.1% (6.8% in constant currency1) from the year-ago quarter.

•	GAAP operating margin was 13.1% compared to 17.7% in the year-ago quarter.

•	Adjusted Operating Margin[1] was 16.0% compared to 17.7% in the year-ago quarter.

•	Net income was $441 million compared to $520 million in the year-ago quarter.

•	Quarterly GAAP diluted EPS was $0.77, compared to $0.88 in the year-ago quarter.

•	Quarterly Adjusted Diluted EPS[1] was $0.91, compared to $0.94 in the year-ago quarter.

•	First quarter 2019 GAAP operating results include the $117 million incremental accrual related to the India Defined Contribution Obligation[2].

“Cognizant’s growth and performance in the quarter leaves room for improvement,” said Brian Humphries, Chief Executive Officer. "While I am encouraged by our client centricity, our employees’ winning spirit and our innovation, we are not yet delivering against the market opportunity. We are committed to strengthening our execution to invest in growth and drive shareholder value.”

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1 Constant currency revenue growth, Adjusted Diluted EPS and Adjusted Operating Margin are not measurements of financial performance prepared in accordance with GAAP. Adjusted Diluted EPS and Adjusted Operating Margin exclude unusual items, and Adjusted Diluted EPS additionally excludes net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues. See “About Non-GAAP Financial Measures” for more information about our non-GAAP measures. Reconciliations of Adjusted Diluted EPS and Adjusted Operating Margin to the corresponding GAAP measures are included at the end of this release.
2 For more information on the incremental accrual related to the India Defined Contribution Obligation, see note (b) in the "Reconciliations of Non-GAAP Financial Measures" table included at the end of this release.

First Quarter 2019 Performance by Business Segment

Financial Services (34.9% of revenues) revenue declined 1.7% year-over-year and was flat in constant currency. Segment revenue was primarily impacted by continued softness in our business with a few of our largest banking clients and several insurance and North American regional banking clients. During the quarter the company made progress in furthering its platforms and solutions strategy for banking clients through the acquisition of MeritSoft.

Healthcare (28.3% of revenues) revenue grew 3.9% year-over-year and 4.6% in constant currency. Segment revenue was negatively impacted by continued industry consolidation as well as the accelerated movement of work to a captive at a large North American client. Life Sciences delivered above company average growth, driven by large enterprise deals and momentum with our industry specific platforms.

Products and Resources (22.2% of revenues) revenue grew 11.3% year-over-year and 13.8% in constant currency, driven by double digit growth across key industries including retail and consumer goods, travel and hospitality, and manufacturing, logistics, energy and utilities. Results reflect continued strength in cloud and digital engineering services and increased demand for interactive, IoT and analytics solutions across clients.

Communications, Media and Technology (14.5% of revenues) revenue grew 16.9% year-over-year and 19.6% in constant currency, led by growth among technology clients. Within media and communications, growth was driven primarily by digital services for media and entertainment clients to accelerate their transformation to modern media companies, partially offset by slower growth with communications clients involved in industry consolidation. Technology delivered double digit growth driven primarily by our digital content solutions.

Second Quarter & Full Year 2019 Outlook

The Company is providing the following guidance:

▪	Second quarter 2019 year-over-year revenue growth in the range of 3.9-4.9% in constant currency.[3]

▪	Full year 2019 year-over-year revenue growth in the range of 3.6-5.1% in constant currency.[3]

▪	Full year 2019 Adjusted Operating Margin[4] expected to be approximately 17.0%.

▪	Full year 2019 Adjusted Diluted EPS[4] expected to be in the range of $3.87-$3.95.

“Our revised full-year outlook reflects the first-quarter underperformance and expectations of slower growth in Financial Services and Healthcare for the remainder of 2019," said Karen McLoughlin, Chief Financial Officer. "Over the coming quarters we intend to bring our cost structure closer in line with our revised revenue expectations while continuing to invest in growth, talent, and our portfolio of innovative solutions to speed our pivot to digital. Our strong balance sheet enables us to maintain financial flexibility while returning capital to shareholders.”

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3 Based on current foreign exchange rates, we expect second quarter and full year 2019 revenue growth to be negatively impacted by 130 basis points and 90 basis points, respectively, translating to growth of 2.6-3.6% ($4.11-$4.15 billion) and 2.7-4.2% ($16.55-$16.80 billion).
4A full reconciliation of Adjusted Operating Margin and Adjusted Diluted EPS guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to unusual items, net non-operating foreign currency exchange gains or losses, and the tax effects of these adjustments.

Capital Deployment Plan - Dividend

The Company has declared a quarterly cash dividend of $0.20 per share on Cognizant Class A common stock for shareholders of record at the close of business on May 22, 2019. This dividend will be payable on May 31, 2019.

Conference Call
Cognizant will host a conference call on May 2, 2019, at 5:00 p.m. (Eastern) to discuss the Company’s first quarter 2019 results. To listen to the conference call, please dial (877) 810-9510 (domestically) or (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software. An earnings supplement will also be available on the Cognizant website at the time of the conference call.

For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or (201) 612-7415 (internationally) and enter 13689234 from two hours after the end of the call until 11:59 p.m. (Eastern) on Thursday, May 16, 2019. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant
Cognizant (Nasdaq-100: CTSH) is one of the world’s leading professional services companies, transforming clients’ business, operating and technology models for the digital era. Our unique industry-based, consultative approach helps clients envision, build and run more innovative and efficient businesses. Headquartered in the U.S., Cognizant is ranked 195 on the Fortune 500 and is consistently listed among the most admired companies in the world. Learn how Cognizant helps clients lead with digital at www.cognizant.com or follow us @Cognizant.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding opportunities in the marketplace, our cost structure, our financial flexibility, investment in and growth of our business, our shift to digital solutions and services, our anticipated financial performance, our capital deployment plan and the incremental accrual related to the India Defined Contribution Obligation. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Income From Operations, Adjusted Operating Margin, Adjusted Diluted Earnings Per Share (“Adjusted Diluted EPS”), free cash flow and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

Our non-GAAP financial measures, Adjusted Operating Margin and Adjusted Income From Operations, exclude unusual items and Adjusted Diluted EPS additionally excludes net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.

Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures excluding certain costs provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of our non-GAAP measures, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Investor Relations Contact:	Media Contact:
Katie Royce	Rick Lacroix
Global Head of Investor Relations	VP, Corporate Communications
201-679-2739	201-470-8961
Katie.Royce@cognizant.com	Richard.Lacroix@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues	$4,110	$3,912
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	2,575	2,401
Selling, general and administrative expenses	873	711
Depreciation and amortization expense	123	107
Income from operations	539	693
Other income (expense), net:
Interest income	48	41
Interest expense	(7)	(6)
Foreign currency exchange gains (losses), net	2	(31)
Other, net	1	—
Total other income (expense), net	44	4
Income before provision for income taxes	583	697
Provision for income taxes	(142)	(177)
Net income	$441	$520
Basic earnings per share	$0.77	$0.89
Diluted earnings per share	$0.77	$0.88
Weighted average number of common shares outstanding - Basic	573	587
Dilutive effect of shares issuable under stock-based compensation plans	2	2
Weighted average number of common shares outstanding - Diluted	575	589

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(in millions, except par values)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$950	$1,161
Short-term investments	2,718	3,350
Trade accounts receivable, net	3,377	3,257
Other current assets	838	909
Total current assets	7,883	8,677
Property and equipment, net	1,314	1,394
Operating lease assets	809	—
Goodwill	3,638	3,481
Intangible assets, net	1,185	1,150
Deferred income tax assets, net	464	442
Long-term investments	79	80
Other noncurrent assets	724	689
Total assets	$16,096	$15,913
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$262	$215
Deferred revenue	340	286
Short-term debt	19	9
Operating lease liabilities	184	—
Accrued expenses and other current liabilities	1,915	2,267
Total current liabilities	2,720	2,777
Deferred revenue, noncurrent	64	62
Operating lease liabilities, noncurrent	651	—
Deferred income tax liabilities, net	177	183
Long-term debt	727	736
Long-term income taxes payable	471	478
Other noncurrent liabilities	150	253
Total liabilities	4,960	4,489
Stockholders’ equity:
Preferred stock, $0.10 par value, 15.0 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 569 and 577 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	6	6
Additional paid-in capital	64	47
Retained earnings	11,140	11,485
Accumulated other comprehensive income (loss)	(74)	(114)
Total stockholders’ equity	11,136	11,424
Total liabilities and stockholders’ equity	$16,096	$15,913

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended March 31,		Guidance
	2019	2018	Q2 2019	Full Year 2019
GAAP income from operations	$539	$693
Realignment charges(a)	2	1
Incremental accrual related to the India Defined Contribution Obligation(b)	117	—
Adjusted Income From Operations	$658	$694

GAAP operating margin	13.1%	17.7%
Realignment charges	—	—	(a)	(a)
Incremental accrual related to the India Defined Contribution Obligation	2.9	—	(b)	(b)
Adjusted Operating Margin	16.0%	17.7%	approximately 16.0%	approximately 17.0%

GAAP diluted earnings per share	$0.77	$0.88
Effect of above adjustments, pre-tax	0.20	—		(a), (b)
Non-operating foreign currency exchange (gains) losses, pre-tax(c)	(0.01)	0.06		(c)
Tax effect of above adjustments (d)	(0.05)	—		(a), (b), (c)
Adjusted Diluted Earnings Per Share	$0.91	$0.94		$3.87 - $3.95
Notes:

(a)
During the three months ended March 31, 2019, we incurred $2 million in costs associated with the CEO transition and the departure of our President. We expect to incur approximately $23 million in additional compensation and benefits costs associated with the CEO transition and the departure of our President during the second quarter of 2019. Realignment charges may also include employee separation costs, lease termination costs and costs related to the development of our realignment, as applicable. The total costs related to the realignment are reported in "Selling, general and administrative expenses" in our unaudited consolidated statements of operations. As part of our realignment program, management is currently evaluating various strategies, including additional employee separation programs. The timing, nature and magnitude of these initiatives are not finalized at this time. As such, we cannot provide realignment charges on a forward-looking basis without unreasonable effort.

(b)
On February 28, 2019, a ruling of the Supreme Court of India interpreting certain statutory defined contribution obligations of employees and employers (the “India Defined Contribution Obligation”) altered historical understandings of such obligations, extending them to cover additional portions of the employee’s income. As a result, the contributions of our employees and the Company in future periods are required to be increased. We have accrued $117 million with respect to prior periods, assuming retroactive application of the Supreme Court’s ruling. There is significant uncertainty as to how the liability should be calculated as it is impacted by multiple variables, including the period of assessment, the application with respect to certain current and former employees and whether interest and penalties may be assessed. Since the ruling, a variety of trade associations and industry groups have advocated to the Indian government, highlighting the harm to the information technology sector, other industries and job growth in India that would result from a retroactive application of the ruling. We anticipate the Indian government will review the matter and believe there is a substantial question as to whether the Indian government will apply the Supreme Court’s ruling on a retroactive basis. As such, the ultimate amount of our obligation may be materially different from the amount accrued and therefore, the amount and timing of an adjustment to this accrual, if any, cannot be provided on a forward-looking basis without unreasonable efforts. The incremental accrual related to the India Defined Contribution Obligation is reported in "Selling, general and administrative expenses" in our unaudited consolidated statement of operations.

(c)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.

(d)	Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income:

	Three Months Ended March 31,
	2019	2018
	(in millions)
Non-GAAP income tax benefit (expense) related to:
Realignment charges	$—	$—
Incremental accrual related to the India Defined Contribution Obligation	31	—
Foreign currency exchange gains and losses	1	(1)
The effective tax rate related to each of our non-GAAP adjustments varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions.
The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(dollars in millions)

	Three Months Ended March 31, 2019
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services	$1,436	34.9%	(1.7)%	0.2%
Healthcare	1,165	28.3%	3.9%	4.6%
Products and Resources	914	22.2%	11.3%	13.8%
Communications, Media and Technology	595	14.5%	16.9%	19.6%
Total Revenues	$4,110		5.1%	6.8%

Revenues by Geography:
North America	$3,123	76.0%	5.0%	5.0%
United Kingdom	329	8.0%	6.1%	12.1%
Rest of Europe	405	9.9%	8.3%	16.2%
Europe - Total	734	17.9%	7.3%	14.3%
Rest of World	253	6.2%	—%	7.1%
Total Revenues	$4,110		5.1%	6.8%

Employee Metrics:	March 31, 2019	March 31, 2018
Number of employees	285,800	261,400

Notes:

(a)	Constant currency revenue growth is not a measurement of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures” for more information.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$441	$520
Adjustments for non-cash income and expenses	150	203
Changes in assets and liabilities	(322)	(335)
Net cash provided by operating activities	269	388
Cash flows from investing activities:
Purchases of property and equipment	(106)	(96)
Net (purchases) sales of investments	659	(130)
Payments for business combinations, net of cash acquired	(197)	(1)
Net cash (used in) investing activities	356	(227)
Cash flows from financing activities:
Repurchases of common stock	(771)	(316)
Net change in borrowings and finance lease obligations	(2)	(114)
Dividends paid	(116)	(118)
Issuance of common stock under stock-based compensation plans	50	60
Net cash (used in) financing activities	(839)	(488)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3	1
(Decrease) in cash. cash equivalents and restricted cash	(211)	(326)
Cash and cash equivalents, beginning of period	1,161	1,925
Cash, cash equivalents and restricted cash, end of period	$950	$1,599

SUPPLEMENTAL CASH FLOW INFORMATION
(in millions)

	Three Months Ended
Stock Repurchases under Board of Directors' authorized stock repurchase program:	March 31, 2019	March 31, 2018
Number of shares repurchased	9.5	3.4

Remaining authorized balance	$1,775

Reconciliation of Free Cash Flow Non-GAAP Financial Measure
(in millions)

	Three Months Ended March 31,
	2019	2018
Net cash provided by operating activities	$269	$388
Purchases of property and equipment	(106)	(96)
Free cash flow	$163	$292